UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 19, 2012

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Shareholders of the Company was held on June 19, 2012. The Company’s shareholders considered and voted upon the following three proposals:

(1)	To elect the eleven (11) director nominees to serve as directors of the Company for the ensuing year and until their successors have been elected and qualified. Voting results were:

Name of Director	For	Withheld	Broker Non-Votes
Ralph Alexander	37,047,600	409,442	3,747,991
Alvin R. Carpenter	36,714,644	742,398	3,747,991
Irwin Cohen	32,873,355	4,583,687	3,747,991
Susan Falk	32,893,648	4,563,394	3,747,991
Linda M. Farthing	22,479,875	14,977,167	3,747,991
Mitchell W. Legler	32,640,186	4,816,856	3,738,991
Robert L. Mettler	27,562,938	9,894,104	3,747,991
Richard L. Sisisky	36,829,911	627,131	3,747,991
Jay Stein	36,209,897	1,247,145	3,747,991
Martin E. Stein, Jr.	32,493,617	4,963,425	3,747,991
John H. Williams, Jr.	36,519,057	937,985	3,747,991

(2)	To approve an advisory resolution on executive compensation for fiscal year 2011. Voting results were:

For	37,292,770
Against	146,222
Abstain	18,050

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending February 2, 2013. Voting results were:

For	40,920,369
Against	278,737
Abstain	5,927

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: June 20, 2012	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated June 20, 2012